News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Media:
Laurene Isip
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Third Quarter 2016 Financial Results
Revenue Increased 10.6% to $250.3 million; Organic Revenue Increased 9.5%
Reported EPS of $0.50; Adjusted EPS of $0.93

Plainsboro, New Jersey / October 27, 2016 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2016.
Highlights:

•	Third quarter revenue increased 10.6% over the prior-year quarter to $250.3 million, and year-to-date revenue grew 14.8% over the prior year period;

•	Organic revenue increased 9.5% over the prior-year quarter, and year-to-date organic revenue grew 9.7% over the prior-year period;

•	Both GAAP and adjusted gross margin increased 230 basis points over the prior-year quarter to 64.3% and 69.3%, respectively;

•	GAAP net income increased to $20.1 million, or $0.50 per share, versus a loss of $31.9 million in the third quarter of 2015;

•	Adjusted net income increased 33.7% to $36.1 million and adjusted earnings per share of $0.93 increased 24%, compared to the third quarter of 2015;

•	Operating cash flow was $46.8 million in the third quarter, more than double the prior-year quarter; free cash flow conversion exceeded 75% on a trailing twelve-month basis; and,

•
The Company is maintaining its previously issued 2016 full-year sales guidance range of $992 million to $1.002 billion, raising organic growth guidance to a range of 9.0% to 9.5% and increasing the low end of its diluted adjusted EPS guidance by $0.04 to a new range of $3.47 to $3.53.

Total revenues for the third quarter were $250.3 million, reflecting an increase of $24.0 million, or 10.6%, over the third quarter of 2015. Both global segments contributed to the growth, with revenue in Orthopedics and Tissue Technologies and Specialty Surgical Solutions increasing by 14.7% and 8.4%, respectively, compared to the prior year.
Excluding the revenue contribution from acquisitions, discontinued products, and the effect of currency exchange rates, revenues increased 9.5% over the third quarter of 2015.
"We are seeing consistent and solid organic growth across both our global segments driven by our differentiated products, leading brand positions, new product introductions and end market growth," said Peter Arduini, Integra's President and Chief Executive Officer. "Double-digit growth outside the United States in both segments reflects improved execution of our international strategy."
The Company reported GAAP net income of $20.1 million, or $0.50 per diluted share, for the third quarter of 2016, compared to a GAAP net loss of $31.9 million, or $0.90 per diluted share, for the third quarter of 2015. Results for the third quarter of 2015 included a $35.6 million non-cash tax charge to establish a valuation allowance for certain deferred tax assets associated with the SeaSpine separation.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the third quarter of 2016 was $36.1 million, or $0.93 per share, compared to adjusted net income of $27.0 million, or $0.75 per share, in the third quarter of 2015.
Adjusted EBITDA for the third quarter of 2016 was $58.6 million, or 23.4% of revenue, compared to $47.7 million, or 21.1% of revenue, in the third quarter of 2015.
Operating cash flow for the third quarter was $46.8 million, more than double the prior-year period. Trailing twelve month adjusted free cash flow conversion ended September 30, 2016, was 75.6%, versus 73.4% in the prior year.
Outlook for 2016
Based on third quarter results, the Company is maintaining its full-year 2016 revenue guidance in the range of $992 million to $1.002 billion. Guidance for full-year 2016 organic revenue growth is being increased to a new range of 9.0% to 9.5%, up from 9% previously. The Company is raising the low end of its full-year GAAP and adjusted earnings per share guidance range by $0.04, to a new range of $1.82 - $1.88 and $3.47 - $3.53, respectively, mainly due to a lower effective tax rate.
"We executed on our operational and financial plans in the third quarter, which drove double-digit revenue growth, a record adjusted gross margin, EBITDA margin expansion of 230 basis points and over 20% improvement in adjusted earnings per share," said Glenn Coleman, Integra's Chief Financial Officer. "We are on track to meet our full-year 2016 financial objectives and are well positioned to achieve the 2018 financial targets provided at our analyst meeting last November."
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses, or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 4:30 PM ET today, Thursday, October 27, 2016, to discuss financial results for the third quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call. That presentation can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing (719) 325-2186 and using the passcode 8072850. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through November 1, 2016, by dialing (719) 457-0820 and using the passcode 8072850. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP, and Adjusted Net Income from continuing operations, GAAP and adjusted earnings from continuing operations per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, impairment charges, noncash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the Company's ability to execute its operating plan effectively, the Company's ability to obtain or manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payers' willingness to provide reimbursement for the Company's existing, recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems issues and violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture raw materials and products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, effectively manage inventory levels and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2015 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income taxes; and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) post-spin SeaSpine separation related charges; (iv) certain employee severance charges; (v) acquisition-related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; and (viii) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three and nine months ended September 30, 2016 and 2015, and the free cash flow and free cash flow conversion for the nine months ended September 30, 2016 and 2015 and the twelve months ended September 30, 2016 and 2015, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2016	2015
Total revenues, net	$250,332	$226,367

Costs and expenses:
Cost of goods sold	89,329	86,069
Research and development	15,124	13,938
Selling, general and administrative	112,317	113,424
Intangible asset amortization	3,467	2,942
Total costs and expenses	220,237	216,373

Operating income	30,095	9,994

Interest income	2	5
Interest expense	(6,295)	(6,464)
Other income (expense), net	1,192	1,827
Income from continuing operations before taxes	24,994	5,362
Income tax expense	4,850	37,243
Net income (loss)	$20,144	$(31,881)

Net income (loss) per share:
Diluted net income (loss) per share	$0.50	$(0.90)

Weighted average common shares outstanding for diluted net income per share	40,516	35,279

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions, and discontinued products are as follows:
(In thousands)

	Three Months Ended September 30,
	2016	2015	Change
Specialty Surgical Solutions	$159,409	$147,085	8.4%
Orthopedics and Tissue Technologies	90,923	79,282	14.7%
Total revenue	$250,332	$226,367	10.6%

Impact of changes in currency exchange rates	$359	$—
Less contribution of revenues from acquisitions*	(5,154)	—
Less contribution of revenues from discontinued products	(1,165)	(3,189)	(63.5)%
Total organic revenues	$244,372	$223,178	9.5%

* Acquisitions include Salto, Tekmed, and a partial quarter of TEI.

Items included in GAAP net income from continuing operations and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2016

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Global ERP implementation charges	$3,366	$—	$3,366	$—	$—	$—	$—
Structural optimization charges	1,993	1,133	860	—	—	—	—
Acquisition-related charges	4,935	4,570	165	200	—	—	—
Certain employee severance charges	153	(41)	194	—	—	—	—
Intangible asset amortization expense	10,316	6,849	—	—	3,467	—	—
Convertible debt noncash interest	2,132	—	—	—	—	2,132	—
Estimated income tax impact from above adjustments and other items	(6,938)	—	—	—	—	—	(6,938)
Total adjustments	$15,957	$12,511	$4,585	$200	$3,467	$2,132	$(6,938)

Depreciation expense	7,770	—	—		—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D- Research and development

d)	Amort. - Intangible asset amortization

e)	OI&E - Interest (income) expense, net and other (income) expense, net

f)	Tax - Income tax expense

Three months ended September 30, 2015
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Global ERP implementation charges	$4,468	$—	$4,468	$—	$—	$—
Structural optimization charges	8,539	1,942	6,597	—		—
Acquisition-related charges	5,061	2,763	2,298	—	—	—
Post-Spin SeaSpine separation-related charges	3,356	—	3,356	—	—	—
Intangible asset amortization expense	9,574	6,632	—	2,942	—	—
Convertible debt noncash interest	2,142	—	—	—	2,142	—
Estimated income tax impact from above adjustments and other items	25,701	—	—	—	—	25,701
Total adjustments	$58,841	$11,337	$16,719	$2,942	$2,142	$25,701

Depreciation expense	6,659	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUNG OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2016	2015

GAAP net income from continuing operations	$20,144	$(31,881)
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	18,086	16,233
Other (income) expense, net	(1,192)	(1,827)
Interest expense, net	6,293	6,459
Income tax expense	4,850	37,243
Global ERP implementation charges	3,366	4,468
Structural optimization charges	1,993	8,539
Acquisition-related charges	4,935	5,061
Certain employee severance charges	153	—
Post-spin SeaSpine separation-related charges	—	3,356

Total of non-GAAP adjustments	38,484	79,532
Adjusted EBITDA	$58,628	$47,651

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2016	2015

GAAP net income from continuing operations	$20,144	$(31,881)
Non-GAAP adjustments:
Global ERP implementation charges	3,366	4,468
Structural optimization charges	1,993	8,539
Acquisition-related charges	4,935	5,061
Certain employee severance charges	153	—
Post-spin SeaSpine separation-related charges	—	3,356
Intangible asset amortization expense	10,316	9,574
Convertible debt noncash interest	2,132	2,142
Estimated income tax impact from adjustments and other items	(6,938)	25,701

Total of non-GAAP adjustments	15,957	58,841
Adjusted net income	$36,101	$26,960

Adjusted diluted net income per share	$0.93	$0.75
Weighted average common shares outstanding for diluted net income per share	40,516	35,279
Non-GAAP adjustments for dilutive effects of equity awards	—	1,157
Weighted average common shares outstanding adjustment for economic benefit of convertible bond hedge transactions	(1,588)	(674)
Weighted average common shares outstanding for adjusted diluted net income per share	38,928	35,762

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2016	December 31, 2015

Cash and cash equivalents	$107,598	$48,132
Accounts receivable, net	140,750	132,241
Inventories, net	219,671	211,429

Bank line of credit	462,500	496,250
Convertible securities	225,248	218,240

Stockholders' equity	823,427	751,443

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	September 30, 2016	September 30, 2015

Net cash provided by operating activities	$109,876	$79,214
Net cash used in investing activities	(21,480)	(334,192)
Net cash (used in) provided by financing activities	(28,879)	265,902
Effect of exchange rate changes on cash and cash equivalents	(51)	(3,347)

Net increase in cash and cash equivalents	59,466	7,577

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2016	2015
GAAP net cash provided by continuing operating activities	$46,766	$19,613

Purchases of property and equipment from continuing operations	(6,974)	(5,361)
Free cash flow	39,792	14,252

Adjusted net income *	$36,101	$26,960
Adjusted free cash flow conversion	110.2%	52.9%

	Twelve Months Ending September 30,
	2016	2015
GAAP net cash provided by continuing operating activities	$135,515	$109,643

Purchases of property and equipment from continuing operations	(39,235)	(31,547)
Free cash flow	96,280	78,096

Adjusted net income *	$127,362	$106,427
Adjusted free cash flow conversion	75.6%	73.4%

* Adjusted net income for quarters ended September 30, 2016 and 2015 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations and the Historical Financial Results: Continuing Operations presentation on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In thousands, except per share amounts)	September 30, 2016	December 31, 2016
		Low	High
GAAP net income	$46,316	$72,080	$74,380
Non-GAAP adjustments:
Global ERP implementation charges	12,386	15,000	15,000
Structural optimization charges	5,540	10,500	10,500
Acquisition-related charges	16,996	19,000	19,000
Certain employee severance charges	1,420	1,420	1,420
Intangible asset amortization expense	31,204	42,000	42,000
Convertible debt non-cash interest	6,300	8,100	8,100
Estimated income tax impact from adjustments and other items	(25,559)	(34,000)	(34,000)

Total of non-GAAP adjustments	48,287	62,020	62,020
Adjusted net income	$94,603	$134,100	$136,400

GAAP diluted net income per share	$1.18	$1.82	$1.88
Non-GAAP adjustments detailed above (per share)	$1.29	$1.65	$1.65
Adjusted diluted net income per share	$2.47	$3.47	$3.53

Weighted average common shares outstanding for diluted net income per share	39,402	39,600	39,600
Weighted average common shares outstanding adjustment for convertible dilution	(1,128)	(1,000)	(1,000)
Weighted average common shares outstanding for adjusted diluted net income per share	38,274	38,600	38,600

GUIDANCE - SPECIAL CHARGES

Item	YTD Amount	FY Guidance	COGS	SG&A	R&D	Amort.	Interest (Inc)Exp	Tax
Global ERP implementation charges	$12,386	$15,000	$—	$15,000	$—	$—	$—	$—
Structural optimization charges	5,540	10,500	5,000	5,500	—	—
Acquisition-related charges	16,996	19,000	14,000	4,800	200	—	—	—
Certain employee severance charges	1,420	1,420		1,420	—	—	—	—
Intangible asset amortization expense	31,204	42,000	28,000	—	—	14,000	—	—
Convertible debt non-cash interest	6,300	8,100	—	—	—	—	8,100	—
Estimated income tax impact from adjustments and other items	(25,559)	(34,000)	—	—	—	—	—	(34,000)
Total	48,287	62,020	47,000	26,720	200	14,000	8,100	(34,000)
Source: Integra LifeSciences Holdings Corporation